UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8–K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CRF 240.13e–4(c))

Item 8.01.	Other Events.

On May 26, 2011, Amylin Pharmaceuticals, Inc., or Amylin, announced that the United States District Court for the Southern District of California issued a temporary restraining order against Eli Lilly and Company, or Lilly, relating to Amylin’s litigation with respect to the collaboration agreement between Amylin and Lilly. The U.S. District Court restrained Lilly from proceeding with its plans to use the same sales force to sell exenatide and Boehringer Ingelheim GmbH’s linagliptin. The court also enjoined Lilly from disclosing any confidential information about exenatide to any of its sales representatives or employees participating in the marketing, promotion or sale of linagliptin.

A complete copy of the court’s order is attached as Exhibit 99.1 and is incorporated herein by reference. The briefing schedule set forth in the attached order is in the process of being modified based upon the court’s availability.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Order of the United States District Court for the Southern District of California, dated May 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: May 26, 2011	By:	/s/ HARRY J. LEONHARDT
Harry J. Leonhardt
Vice President, Legal and Governance, and Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Order of the United States District Court for the Southern District of California, dated May 23, 2011.